                                                                   Exhibit 21


                                DANA CORPORATION
                            Consolidated Subsidiaries
                             As of December 31, 2005



Dana Corporation
4500 Dorr Street
Toledo, Ohio 43615



Access Investments I, LLC                                 Delaware
Access Investments II, LLC                                Delaware
AMP Industrial e Comercio de Pecas Automotivas Ltda.      Brazil
Automotive Motion Technology Limited                      United Kingdom
Britannia Properties                                      Delaware
BWDAC, Inc.                                               Delaware
C.A. Danaven                                              Venezuela
CCD Air Eleven, Inc.                                      Delaware
CCD Air Twelve, Inc.                                      Delaware
CCD Water Three, Inc.                                     Delaware
Cerro de los Medanos S.A.                                 Argentina
Coupled Products, Inc.                                    Virginia
D.E.H. Holdings SARL                                      Luxembourg
Dana (Deutschland) Grundstucksverwaltung GmbH             Germany
Dana (Wuxi) Technology Co. Ltd.                           China
Dana Argentina S.A.                                       Argentina
Dana Asset Funding LLC                                    Delaware
Dana Atlantic LLC                                         Delaware
Dana Australia (Holdings) Pty. Ltd.                       Australia
Dana Australia Pty. Ltd.                                  Australia
Dana Australia Trading Pty. Ltd.                          Australia
Dana Austria GmbH                                         Austria
Dana Automocion, S.A.                                     Spain
Dana Automotive Aftermarket, Inc.                         Delaware
Dana Automotive Limited                                   United Kingdom
Dana Automotive Systems GmbH                              Germany
Dana Bedford 3 Limited                                    United Kingdom
Dana Belgium N.V.                                         Belgium
Dana Brazil Holdings LLC                                  Delaware
Dana Brazil Holdings 1 LLC                                Virginia
Dana Canada Corporation                                   Canada
Dana Canada Holding Company                               Canada
Dana Canada Limited                                       Canada
Dana Canada LP                                            Canada
Dana Capital Limited                                      United Kingdom
Dana Chassis Systems Limited                              United Kingdom
Dana China Limited                                        Hong Kong
Dana Comercializadora, S. de RL de CV                     Mexico
Dana Commercial Credit (June) Limited                     United Kingdom
Dana Commercial Credit (September) Limited                United Kingdom
Dana Commercial Credit (UK) Limited                       United Kingdom
Dana Commercial Credit Corporation                        Delaware
Dana Credit Corporation                                   Delaware
Dana do Brasil Ltda.                                      Brazil
Dana Emerson Actuator Systems (Technology) LLP            United Kingdom
Dana Emerson Actuator Systems LLC                         Delaware
Dana Emerson Actuator Systems LLP                         United Kingdom
Dana Emerson Actuator Systems s.r.o.                      Slovakia
Dana Equipamentos Ltda.                                   Brazil
Dana Europe Holdings B.V.                                 Netherlands



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

                                DANA CORPORATION
                            Consolidated Subsidiaries
                             As of December 31, 2005


Dana Europe S.A.                                          Switzerland
Dana Finance (Ireland) Limited                            Ireland
Dana Fleet Leasing, Inc.                                  Delaware
Dana Fluid Products Slovakia, s.r.o.                      Slovakia
Dana GmbH                                                 Germany
Dana Heavy Axle Mexico S.A. de C.V.                       Mexico
Dana Holding GmbH                                         Germany
Dana Holdings Limited                                     United Kingdom
Dana Holdings SRL                                         Argentina
Dana Hong Kong Limited                                    Hong Kong
Dana Hungary Gyarto kft                                   Hungary
Dana India Private Limited                                India
Dana India Technical Centre Limited                       India
Dana Industrial Ltda.                                     Brazil
Dana International Finance Inc.                           Delaware
Dana International Holdings, Inc.                         Delaware
Dana Investment GmbH                                      Germany
Dana Investments UK Limited                               United Kingdom
Dana Italia, SpA                                          Italy
Dana Japan, Ltd.                                          Japan
Dana Korea Co. Ltd.                                       Korea
Dana Law Department, Ltd.                                 United Kingdom
Dana Limited                                              United Kingdom
Dana Manufacturing Group Pension Scheme Limited           United Kingdom
Dana Mauritius Limited                                    Mauritius
Dana New Zealand, Ltd.                                    New Zealand
Dana Risk Management Services, Inc.                       Ohio
Dana S.A.S.                                               France
Dana San Juan S.A.                                        Argentina
Dana San Luis S.A.                                        Argentina
Dana Spicer (Thailand) Limited                            Thailand
Dana Spicer Europe Ltd.                                   United Kingdom
Dana Spicer Limited                                       United Kingdom
Dana Technology, Inc.                                     Michigan
Dana Two SARL                                             France
Dana UK Common Investment Fund Limited                    United Kingdom
Dana UK Holdings Limited                                  United Kingdom
Dana UK Pension Scheme Limited                            United Kingdom
Dana World Trade Corporation                              Delaware
Dana-Albarus Industria E Comercio De Autopecas Ltda.      Brazil
Danaven Rubber Products, C.A.                             Venezuela
Dandorr L.L.C.                                            Delaware
Dantean (Thailand) Company, Limited                       Thailand
DCC Canada Inc.                                           Canada
DCC Company 102, Inc.                                     Delaware
DCC Fiber, Inc.                                           Delaware
DCC Project Finance Eighteen, Inc.                        Delaware
DCC Project Finance Eleven, Inc.                          Delaware
DCC Project Finance Fifteen, Inc.                         Delaware
DCC Project Finance Five, Inc.                            Delaware
DCC Project Finance Fourteen, Inc.                        Delaware
DCC Project Finance Nineteen, Inc.                        Delaware
DCC Project Finance Sixteen, Inc.                         Delaware
DCC Project Finance Ten, Inc.                             Delaware
DCC Project Finance Thirteen, Inc.                        Delaware
DCC Project Finance Twelve, Inc.                          Delaware



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                                DANA CORPORATION
                            Consolidated Subsidiaries
                             As of December 31, 2005

DCC Project Finance Twenty, Inc.                          Delaware
Driveline Specialist Limited                              United Kingdom
DSA of America, Inc.                                      Michigan
DTF Trucking, Inc.                                        Delaware
Echlin (Southern) Holding Ltd. (Jersey)                   United Kingdom
Echlin Argentina S.A.                                     Argentina
Echlin Do Brasil Industria e Comercio Ltda.               Brazil
Echlin Europe Limited                                     United Kingdom
Echlin Taiwan Ltd.                                        Taiwan
Echlin-Ponce, Inc.                                        Delaware
Edison Capital Housing Partners XII, L.P.                 Delaware
EFMG LLC                                                  Virginia
Energy Services Credit Corporation                        Delaware
Energy Services Nevada, Inc.                              Delaware
ERS LLC                                                   Michigan
Fanacif Products Argentina S.A.                           Argentina
Flight Operations, Inc.                                   Delaware
Fujian Spicer Drivetrain System Co., Ltd.                 China
Gearmax (Pty) Ltd.                                        South Africa
Glacier Tribometal Slovakia a.s.                          Slovakia
Glacier Vandervell S.A.S.                                 France
Glacier Vandervell, Inc.                                  Michigan
Hobourn Group Pension Trust Company Limited               United Kingdom
Hose & Tubing Products, Inc.                              Virginia
Indiantown Project Investment Partnership, L.P.           Delaware
Industria De Ejes Y Transmissiones S.A.                   Colombia
Isom & Associates, Inc.                                   Delaware
JVQ Capital One, Inc.                                     Delaware
Kingsdell L.P.                                            Delaware
Letovon Rosehill One Pty Limited                          Australia
Letovon Rosehill Two Pty Limited                          Australia
Letovon St. Kilda One Pty Limited                         Australia
Letovon St. Kilda Two Pty Limited                         Australia
Lipe Corporation                                          Delaware
Lipe Rollway Mexicana  S.A. de C.V.                       Mexico
Long Automotive LLC                                       Virginia
Long Cooling LLC                                          Virginia
Long USA LLC                                              Virginia
Michigan Coral Rock, LLC                                  Michigan
Midland Brake, Inc.                                       Delaware
Midwest Housing Investments J.V., Inc.                    Delaware
Nippon Reinz Co. Ltd.                                     Japan
Nobel Plastiques Iberica S.A.                             Spain
Nobel Plastiques S.A.S.                                   France
Ottawa Properties, Inc.                                   Michigan
Pasadena Project Investment Limited Partnership           Delaware
Pasco Project Investment Partnership, L.P.                Florida
Perfect Circle Europe S.A.S.                              France
PhotoFinance LLC                                          Delaware
PhotoTech LLC                                             Delaware
Pleasant View of North Vernon, L.P.                       Indiana
Prattville Mfg., Inc.                                     Delaware
Prestwick Square of Jeffersonville, L.P.                  Indiana
PT Spicer Axle Indonesia                                  Indonesia
PT Spicer Indonesia                                       Indonesia
PTG Mexico, S. de R.L. de C.V                             Mexico
PTG Servicios, S.  de R.L.de C.V.                         Mexico



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                                DANA CORPORATION
                            Consolidated Subsidiaries
                             As of December 31, 2005

QH Pension Trustee Limited                                United Kingdom
Quinton Hazell Plc.                                       United Kingdom
REBNEC Ten, Inc.                                          Delaware
Recap, Inc.                                               Delaware
Redison, Inc.                                             Delaware
Region Center Associates                                  Florida
Reinz Wisconsin Gasket Company                            Delaware
Reinz-Dichtungs-GmbH & Co KG                              Germany
RENOVO Thirteen, Inc.                                     Delaware
RENOVO Twelve, Inc.                                       Delaware
ReSun, Inc.                                               Delaware
ROC - Spicer Ltd.                                         Taiwan
ROC Spicer Investment Co. Ltd.                            British Virgin Islands
Rock Energy Limited                                       Gibraltar
Seismiq, Inc.                                             Delaware
Shannon Canada Inc.                                       Canada
SHARP-Massachusetts Investment Limited Partnership        Delaware
Shenyang Spicer Driveshaft Corporation Limited            China
Societe de Reconditionnement Industriel de Moteurs S.A.S. France
Spicer Axle Australia Pty Ltd.                            Australia
Spicer Axle Structural Components Australia Pty. Ltd.     Australia
Spicer Ayra Cardan S.A.                                   Spain
Spicer Ejes Pesados S.A.                                  Argentina
Spicer France SARL                                        France
Spicer Gelenkwellenbau GmbH                               Germany
Spicer Heavy Axle & Brake, Inc.                           Michigan
Spicer Heavy Axle Holdings, Inc.                          Michigan
Spicer India Limited                                      India
Spicer Nordiska Kardan AB                                 Sweden
Spicer Off-Highway Belgium N.V.                           Belgium
Spicer Off-Highway Parts & Distribution GmbH              Germany
Spicer Outdoor Power Equipment Components LLC             Ohio
Spicer Philippines Manufacturing Co.                      Philippines
Stieber Formsprag Limited                                 United Kingdom
Stonegate Apartments of Cambridge City Associates, L.P.   Indiana
SU Automotive Limited                                     United Kingdom
SU Pension Trustee Limited                                United Kingdom
Suzuki Comercial Ltda.                                    Brazil
Taiguang Investment (BVI) Co., Ltd.                       British Virgin Islands
Taiguang Investment Co., Ltd.                             Taiwan
Taijie Investment Co., Ltd.                               Taiwan
Taiying Investment Co., Ltd.                              Taiwan
Talesol S.A.                                              Uruguay
Tecnologia de Mocion Controlada S.A. de C.V.              Mexico
Thermal Products Czech Republic, s.r.o.                   Czech Republic
Thermal Products France SAS                               France
Torque-Traction Integration Technologies, Inc.            Ohio
Torque-Traction Manufacturing Technologies, Inc.          Ohio
Torque-Traction Technologies, Inc.                        Ohio
Transcar Ltda.                                            Colombia
Transejes C.D. Ltda.                                      Colombia
Transejes Transmissiones Homocineticas de Colombia S.A.   Colombia
Transmissiones Homocineticas Argentina S.A.               Argentina



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

                                DANA CORPORATION
                            Consolidated Subsidiaries
                             As of December 31, 2005

TSB, L.P.                                                 Illinois
Tuboauto, C.A.                                            Venezuela
UBALI S.A.                                                Uruguay
United Brake Systems Inc.                                 Delaware
Victor Reinz Valve Seals LLC                              Indiana
Warner Electric do Brasil Ltda.                           Brazil
Washington 10 Gas Holdings, Inc.                          Delaware
Washington 10 Storage Corporation                         Michigan
Whiteley Rishworth Ltd.                                   United Kingdom
WOP Industrial e Comercio Bombas Ltda.                    Brazil
Wrenford Insurance Company Limited                        Bermuda




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